As filed with the Securities and Exchange Commission on July 31, 1996.

                                            Registration No. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                PEGASYSTEMS INC.
             (Exact name of registrant as specified in its charter)

                                   04-2787865
                      (I.R.S. employer identification no.)

                                  Massachusetts
         (State or other jurisdiction of incorporation or organization)

                      101 Main Street, Cambridge, MA 02142
               (Address of principal executive offices) (Zip Code)


               Amended and Restated 1994 Long-Term Incentive Plan
                        1996 Employee Stock Purchase Plan
                  1996 Non-Employee Director Stock Option Plan
                            (Full title of the plans)

                             Alan Trefler, President
                                Pegasystems Inc.
                                 101 Main Street
                               Cambridge, MA 02142
                     (Name and address of agent for service)

                                 (617) 374-9600
         (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
================================================================================
   Title of         Amount         Proposed       Proposed        Amount
  securities        to be          maximum        maximum           of
     to be       registered        offering      aggregate     registration
  registered         (1)          price per       offering          fee
                                  share (2)      price (2)

- --------------------------------------------------------------------------------
Common Stock,      5,750,000        $10.125     $58,218,750       $20,076
$.01 par value      shares

================================================================================

(1) Plus such additional number of shares as may be required pursuant to the plans in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on July 24, 1996.

                                EXPLANATORY NOTE


         This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to 5,750,000 shares of Common Stock, $.01 par value, of Pegasystems Inc. (the "Company") that have been reserved for issuance under the Company's Amended and Restated 1994 Long-Term Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Non-Employee Director Stock Option Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

         The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Registration Statement on Form S-1, as amended (Registration No. 333-3807), initially filed with the Securities and Exchange Commission (the "Commission") on May 15, 1996, containing the Company's audited financial statements for its fiscal year ended December 31, 1995; and

         (b) The description of the Company's Common Stock incorporated by reference into the Company's registration statement on Form 8-A filed with the Commission on June 21, 1996 from the Company's Registration Statement on Form S-1 (SEC File No. 333-3807) initially filed with the Commission on May 15, 1996.

         In addition, all documents filed by the Company after the initial filing date of this registration statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all shares registered hereunder have been sold or which de-registers all shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Officers and Directors

         Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. In its Restated Articles of Organization, the Company has elected to commit to provide indemnification to its directors and officers in specified circumstances. Generally, the Restated Articles of Organization provide that the Company shall indemnify directors and officers of the Company against liabilities and expenses arising out of legal proceedings brought against them by reason of their status as directors or officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer with another organization. Under this provision, a director or officer of the Company shall be indemnified by the Company for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interests of the Company. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by any such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Article VI of the Company's Restated Articles of Organization eliminates the personal liability of the Company's directors to the Company or its stockholders for monetary damages for breach of a director's fiduciary duty, except for liability (i) for any breach of a director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) for authorization of illegal dividends or redemptions, or (iv) for any transaction in which a director derived an improper personal benefit.

         The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.           Exhibits

         4.1*        Specimen stock certificate.

         5.1 Opinion of Choate, Hall & Stewart as to the legality of the shares being registered.

         23.1        Consent of Ernst & Young L.L.P.

         23.2        Consent of Choate, Hall & Stewart (included in Exhibit
                     5.1).

         24.1        Power of Attorney (included in page II-6).

         99.1        The Company's Amended and Restated 1994 Long-Term
                     Incentive Plan.

         99.2        The Company's 1996 Employee Stock Purchase Plan.

         99.3        The Company's 1996 Non-Employee Director Stock Option
                     Plan.
- ------------------
*Incorporated by reference from the Company's registration statement on Form S-1 (SEC File No. 333-3807) initially filed with the Commission on May 15, 1996.

Item 9.       Undertakings

    (a)       The Company hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, The Commonwealth of Massachusetts on July 25, 1996.

                                PEGASYSTEMS INC.
                                  (Registrant)



                                                     By:/s/ Alan Trefler
                                                        -----------------------
                                                        Alan Trefler, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alan Trefler, Ira Vishner and Robert V. Jahrling, jointly and severally, his true and lawful attorneys-in-fact and agents with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 25, 1996 by the following persons in the capacities indicated.

Name                                        Capacity

/s/ Alan Trefler                   President, Clerk and Director
- --------------------------         (Principal Executive Officer)
Alan Trefler

/s/ Ira Vishner                    Vice President of Corporate
- --------------------------         Services and Director (Principal
Ira Vishner                        Financial and Accounting
                                   Officer)


/s/ Edward A. Maybury              Director
- --------------------------
Edward A. Maybury

/s/ Edward B. Roberts              Director
- --------------------------
Edward B. Roberts

/s/ Leonard A. Schlesinger         Director
- --------------------------
Leonard A. Schlesinger

/s/ Thomas E. Swithenbank          Director
- --------------------------
Thomas E. Swithenbank

                                INDEX TO EXHIBITS

Exhibit Number                                                            Page

4.1*   Specimen stock certificate.

5.1    Opinion of Choate, Hall & Stewart as
       to the legality of the shares being
       registered

23.1   Consent of Ernst & Young L.L.P.

23.2   Consent of Choate, Hall & Stewart
       (included in Exhibit 5.1)

24.1   Power of Attorney (included in page II-6)

99.1   The Company's Amended and Restated 1994 Long-Term Incentive
       Plan

99.2   The Company's 1996 Employee Stock Purchase Plan

99.3   The Company's 1996 Non-Employee Director
       Stock Option Plan
- --------------
*Incorporated by reference from the Company's registration statement on Form S-1 (SEC File No. 333-3807) initially filed with the Commission on May 15, 1996.


DS1-275406

                                      II-7